Exhibit 2.1.1

LIST OF EXHIBITS AND SCHEDULES TO PIPELINE SALE AND PURCHASE

AGREEMENT OMITTED FROM THIS FILING

EXHIBITS

Exhibit A-1	Schematic of Assets
Table 1	Idle Line Segments
Table 2	Microwave Towers
Table 3	Vehicles, Boats, and Trailers Included in Sale
Exhibit A-2	Real Property
Exhibit A-3	Excluded Books and Records
Exhibit B	Easements
Exhibit C	Safety Requirements
Exhibit D	Drug and Alcohol Requirements
Exhibit E	Confidentiality Agreement
Exhibit F-1	Form of Bill of Sale (Facilities)
Exhibit F-2	Form of Bill of Sale (Herbert Truck Rack)
Exhibit G-1	Form of Assignment
Exhibit G-2	Form of Partial Assignment
Exhibit H	Form of Parent Guaranty
Exhibit I	Environmental Baseline Condition of Assets
Exhibit J	Environmental Permits
Exhibit K	Intentionally Blank
Exhibit L	Interim Monitoring and Operations Control Center Agreement
Exhibit M	Form of Release
Exhibit N	Form of Assignment and Assumption Agreement
Exhibit O	Form of Special Warranty Deed
Exhibit P	Form of Deed Without Warranty
Exhibit Q	Form of Tariff and Continuing Services Agreement
Exhibit Q-1	Schedule to Take or Pay Agreement
Exhibit R	Form of Facilities Sharing Agreement
Exhibit S	Form of Facilities Separation Agreement
Exhibit T-1	Form of Beaumont Pump Station Access Agreement
Exhibit T-2	Form of Beaumont Pump Station Easement
Exhibit U	Form of Final Repair Plans
Exhibit V	Form of Hebert Office and Ground Lease
Exhibit W	Form of Inventory Closeout Procedures
Exhibit X	Form of Pipeline Integrity Assessment Schedule
Exhibit Y	Form of FIRPTA Certification
Exhibit Z	Form of Joint Letter Transferring Responsibility for Remediation Activities
Exhibit AA	Aldine Option Parcel
Exhibit BB	Memorandum of Option to Purchase
Exhibit CC	Form of Easement

Schedules

Schedule 3(c)	Allocation of Purchase Price
Schedule 4(e)	Consent
Schedule 4(f)	Leases/Contracts
Schedule 4(g)	Litigation
Schedule 4(j)	Notice of Violation (Environmental Permits)
Schedule 4(k)	Collective Bargaining Agreements
Schedule 4(m)	Notice of Violation (Laws)
Schedule 8(a)	Eligible Employees